[LOGO] TASKER PRODUCTS                           Investor Contact:
       PRESS RELEASE
                                                   Joseph M. Zappulla
                                                   Wall Street Consultants Corp.
                                                   212-681-4100
                                                   jzappulla@wallstreetir.com



                 Tasker Products Launches Close Call(TM) eStore

               As Close Call(TM) roll-out continues, Company makes product available over the Internet at www.myclosecall.com


DANBURY, Ct -August 23, 2005 - Tasker Capital Corp. (OTC BB: TKER), a distributor and marketer of a proprietary technology that is highly effective in inhibiting pathogenic bacteria, today announced that it has activated a Close Call(TM) website through which consumers can purchase the product directly from the Company and have it delivered to their home. The website is located at www.myclosecall.com

Close Call is the first alcohol free, liquid breath freshener that is clinically proven to effectively eliminate bad breath odors caused from eating, smoking and drinking. Tasker began its roll-out of Close Call in late February of this year and is scheduled to complete a national roll-out by the end of the summer. The product is currently sold in 20 states in over 10,000 establishments and arrangements have been made with distributors in 10 more states and Canada.

The product will be available over Close Call's eStore website in packages of 3, 6, 18, and 36 bottles and can be delivered in two days via air delivery or 3-10 days for ground delivery--larger orders (up to 144 bottles) will be referred to a direct sale telephone number. The eStore accepts MasterCard, VISA and American Express credit cards as payment.

Tasker recently announced that it has shifted its marketing strategy to a more mainstream approach, which will include retail and drug chain stores. It also intends to initiate an advertising campaign aimed at consumer awareness over the next several weeks. Robert Appleby, Tasker's president and CEO, commented, "Given the volume of retail establishments across the country and the amount of time necessary to identify, train and activate a distributor, we decided to provide a means through which consumers can purchase Close Call while our distribution efforts reach their locale."

Close Call was clinically proven in studies at the University of Pennsylvania's Dental School of Medicine to eliminate the smell of garlic, onion, coffee, tobacco smoke and alcohol from breath by inhibiting the growth of bacteria that causes bad breath. Close Call's active ingredient copper sulfate, known for it ability to inhibit pathogenic bacteria, is available in a drinkable liquid form for the first time, a major industry breakthrough that gives Close Call unprecedented reach to "bad breath" bacteria in the throat and upper respiratory tract.

About Tasker Products Tasker Products is a manufacturer, distributor and marketer of products using a unique, licensed patented process that utilizes a highly charged, acidified, yet stable and safe solution that enables copper sulfate, widely known for its bacteriostatic properties to remain active throughout a wide range of pH values. The company is continuing its clinical research and development of future products in the oral care, food processing, skin care and pet products industries. Presently the company markets Close Call(TM), the world's first clinically proven anti-microbial oral hygiene breath drink. Tasker Capital Corp. is headquartered in Danbury, Connecticut. To be added to the news distribution list or to present any questions, send an email to tasker@wallstreetir.com. Additional information about Tasker is also available at www.taskerproducts.com


This release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statement. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, our ability to compete with other products in our space; the risk of unfavorable federal regulation; and the fact that our status as a development stage company makes our future unclear. Consequently you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail in our filings with the SEC, including the section entitled "Risk Factors" in Item 1 of the Company's most recent Report on Form 10-KSB.